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                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

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                      Exchange Act of 1934 (Amendment No. )

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                     SCOTTISH ANNUITY & LIFE HOLDINGS, LTD.
                     --------------------------------------
                (Name of Registrant as Specified in Its Charter)

                                 Not Applicable
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                                  NEWS RELEASE

For further information:

Scott E. Willkomm                              John A. Soller
Scottish Annuity & Life Holdings, Ltd.         Pacific Life Insurance Company
(441) 298-4364                                 (949) 219-3416
scott.willkomm@scottishannuity.com             john.soller@pacificlife.com

For Immediate Release

            Scottish Annuity & Life Holdings, Ltd. announces that FSA has "No Objection" to World-Wide Reassurance Acquisition

     HAMILTON, Bermuda and NEWPORT BEACH, California - October 31, 2001 - Scottish Annuity & Life Holdings, Ltd. (Nasdaq:SCOT) announced today that the Financial Services Authority of the United Kingdom notified the Company that it has no objection to Scottish Annuity & Life becoming a controller of World-Wide Reassurance Company Limited. The FSA is the primary regulator of World-Wide Reassurance.

     Scottish Annuity & Life announced on August 6, 2001 that it had agreed to acquire World-Wide Reassurance and its parent company, World-Wide Holdings Limited, a wholly owned subsidiary of Pacific Life Insurance Company, in exchange for newly-issued ordinary shares of Scottish Annuity valued at $78 million.

     The transaction, which is expected to close later this year, is subject to customary conditions, including the approval of Scottish Annuity's shareholders, as well as various regulatory approvals.

     Scottish Annuity & Life Holdings, Ltd. provides reinsurance of life insurance and annuities and is a direct issuer of customized variable life and annuity products for high net worth individuals. Scottish Annuity has operating companies in Bermuda, Charlotte, North Carolina, Dublin, Ireland and Grand Cayman. Its flagship subsidiaries, Scottish Annuity & Life Insurance Company (Cayman), Ltd. and Scottish Re (U.S.), Inc., are rated A (strong) by Fitch and A- (excellent) by A.M. Best. Additional information about Scottish Annuity can be obtained from its Web site, www.scottishannuity.com.

     Founded in 1868, Pacific Life provides life and health insurance products, individual annuities and group employee benefits, and offers to individuals, businesses and pension plans a variety of investment products and services. Over the past five years, the company has grown from the 23rd to the 14th largest life insurance company in the nation./1 The Pacific Life family of companies manages more than $335 billion in assets, making it one of the largest financial institutions in America, and currently counts 81 of the 100 largest U.S. companies as clients/2 Additional information about Pacific Life can be obtained at its Web site, www.PacificLife.com.

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     Pacific Life is rated A++ (superior) by A.M. Best, AA+ (very strong) by
Standard & Poor's, AA+ (very strong) by Fitch, and Aa3 (excellent) by Moody's for financial strength.3 Pacific Life is a member of IMSA (Insurance Marketplace Standards Association), whose membership promotes ethical market conduct for individual life insurance and annuities.

     Certain statements included herein are "forward-looking statements" within the meaning of the federal securities laws. The management of Scottish Annuity & Life Holdings, Ltd. (the "Company") cautions that forward-looking statements are not guarantees, and that actual results could differ materially from those expressed or implied in the forward-looking statements. Important events that could cause the actual results of operations or financial condition of the Company to differ include, but are not necessarily limited to, the Company's ability to attract clients and generate business; the competitive environment; the Company's ability to underwrite business; performance of outside service providers; mortality risk; surrender risk; investment risk (including asset value risk, reinvestment risk and disintermediation risk); the impact of unforeseen economic changes (such as changes in interest rates, currency exchange rate, inflation rates, recession and other external economic factors); regulatory changes (such as changes in U.S. tax law and insurance regulation which directly affect the competition environment for the Company's products); rating agency policies and practices; and loss of key executives. Investors are also directed to consider the risks and uncertainties discussed in documents filed by the Company with the Securities and Exchange Commission.



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1    The Townsend & Schupp Company, based on assets, as of December 31, 2000.
2    Data compiled by Pacific Life using the 2001 FORTUNE 500(R) list.
3 These ratings do not apply to the safety or performance of the separate accounts funding Pacific Life's products.

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